Exhibit 99

July 22, 2015

Phoenix, Arizona

Knight Transportation Reports Second Quarter 2015 Revenue and Earnings

Knight Transportation, Inc. (NYSE: KNX), one of North America’s largest and most diversified truckload transportation companies, today reported revenue and net income for the second quarter and six months ended June 30, 2015.

Key financial highlights for the second quarter and first six months of 2015 and 2014 were as follows:

(dollars in thousands, except per share data)	Three Months Ended June 30,			Six Months Ended June 30,
	2015	2014	% Chg	2015	2014	% Chg
Total revenue	$301,822	$264,155	14.3%	$592,103	$513,318	15.3%
Revenue, excluding trucking fuel surcharge	$268,623	$218,908	22.7%	$525,837	$424,504	23.9%
Operating income	$41,619	$38,899	7.0%	$87,922	$70,149	25.3%
Adjusted operating income(1)	$48,782	$38,899	25.4%	$95,085	$70,149	35.5%
Net income, attributable to Knight	$27,638	$25,761	7.3%	$57,200	$44,824	27.6%
Adjusted net income, attributable to Knight(2)	$32,033	$25,761	24.3%	$61,595	$44,824	37.4%
Earnings per diluted share	$0.33	$0.31	6.0%	$0.69	$0.55	25.4%
Adjusted earnings per diluted share(2)	$0.39	$0.31	22.8%	$0.74	$0.55	35.1%

The company previously announced a quarterly cash dividend of $0.06 per share to shareholders of record on June 5, 2015, which was paid on June 26, 2015.

Dave Jackson, President and Chief Executive Officer, commented on the quarter, “During the second quarter we continued to successfully execute our internal initiatives to grow our business, improve margins, and drive operational efficiencies.  We grew our consolidated revenue, excluding trucking fuel surcharge, by 22.7% while improving our adjusted operating income by 25.4%.  Both our trucking and logistics segments contributed to our growth as we continue to expand our service offerings to meet the ever-changing supply chain needs of our customers.”

During the second quarter of 2015 we accrued $7.2 million of expense ($4.4 million after-tax) related to expected settlement costs for two class action lawsuits involving employment-related claims in California and Oregon.  We have provided adjusted financial information that excludes these expenses from our results of operations.  We believe the comparability of our results is improved by excluding these infrequent expenses that are unrelated to our core operations.

The following chart reflects our consolidated financial performance and that of our trucking and our logistics segments for the second quarter and first six months of 2015 and 2014.

(dollars in thousands)	Three Months Ended June 30,			Six Months Ended June 30,
	2015	2014	Chg	2015	2014	Chg
Consolidated
Revenue, excluding trucking fuel surcharge	$268,623	$218,908	22.7%	$525,837	$424,504	23.9%
Adjusted operating income(1)	$48,782	$38,899	25.4%	$95,085	$70,149	35.5%
Adjusted operating ratio(1)	81.8%	82.2%	-40 bps	81.9%	83.5%	-160 bps
Trucking
Revenue, excluding trucking fuel surcharge	$212,368	$171,021	24.2%	$414,573	$332,848	24.6%
Adjusted operating income(3)	$45,107	$35,856	25.8%	$87,254	$64,977	34.3%
Adjusted operating ratio(3)	78.8%	79.0%	-20 bps	79.0%	80.5%	-150 bps
Logistics
Revenue	$56,255	$47,887	17.5%	$111,264	$91,656	21.4%
Operating income	$3,675	$3,043	20.8%	$7,831	$5,172	51.4%
Operating ratio	93.5%	93.6%	-10 bps	93.0%	94.4%	-140 bps

In the second quarter, the trucking segment adjusted operating ratio improved to 78.8% from 79.0% for the same quarter last year.  The trucking segment experienced revenue growth, excluding trucking fuel surcharge, of 24.2% while improving adjusted operating income by 25.8%.  Despite less transactional customer demand, we continue to experience positive results from our efforts to improve yield.  Revenue per tractor, excluding fuel surcharge, increased 2.7%, year over year, attributable to a 6.7% improvement in revenue per loaded mile, a 2.6% increase in length of haul, off-set by a 1.4% decrease in average miles per tractor, and an increase in our non-paid empty mile percentage.  Our improvements in our revenue per tractor were partially offset by increased salaries and wages, increased driver recruiting and hiring costs, and rising equipment prices.

In the second quarter, the logistics segment operating ratio improved to 93.5% from 93.6% for the same quarter last year.  We continued to grow profitably by increasing revenue 17.5% while improving operating income by 20.8%.  Our brokerage business, which is the largest component of our logistics segment, increased revenue 31.3% with a 38.4% improvement in operating income, when compared to the same quarter last year.  Load volume in the brokerage business increased 64.3% while revenue per load was negatively impacted primarily as a result of lower fuel surcharge and a shorter length of haul.  Revenue in our intermodal business declined year over year 16.1%, however, we achieved an 89.5% operating ratio as compared to 99.0% the same quarter last year. We continue to invest in our logistics capabilities in order to provide more solutions to our customers, while improving our return on capital.

Attracting and retaining high quality driving associates remains a significant challenge.  The current shortage of qualified driving associates has been and will continue to be a headwind for adding additional capacity.  Our driver development and training programs remain a primary focus area for our management team.

Our tractor fleet remains one of the most modern fleets in the industry with an average age of 1.7 years.  The used equipment market remained strong during the quarter and resulted in gain on sale of revenue equipment in the second quarter of 2015 of $5.2 million, compared to $4.6 million in the second quarter of 2014.

Our reported effective tax rate for the quarter was 36.3%, compared with 37.6% in the second quarter last year.  The difference in tax rate year over year amounted to an increase of approximately $0.01 to our diluted earnings per share.

During the second quarter of 2015 we purchased approximately 1.0 million shares of our common stock for $30.3 million. We currently have approximately 6.4 million shares available under our stock repurchase authorization.  Over the last twelve months ended June 30, 2015 we have returned $50.3 million to our shareholders in the form of quarterly dividends and stock repurchases.  We ended the quarter with $10.9 million of cash, $85.0 million of long term debt, and $700.2 million of shareholders' equity.  Our net capital expenditures for the quarter were $33.9 million, while our cash flow from operations was $49.4 million.

The company will hold a conference call on July 22, 2015, at 4:30 PM EDT, to further discuss its results of operations for the quarter ended June 30, 2015. The dial in number for this conference call is 1-855-733-9163. Slides to accompany this call will be posted on the company’s website and will be available to download prior to the scheduled conference time.  To view the presentation, please visit http://investor.knighttrans.com/events, “Second Quarter 2015 Conference Call Presentation.”

Adjusted operating income, adjusted operating ratio, adjusted net income attributable to Knight, and adjusted earnings per diluted share (EPS) are non-GAAP financial measures and are not intended to replace financial measures calculated in accordance with GAAP. These non-GAAP financial measures supplement our GAAP results in evaluating certain parts of our business.  We believe that using these measures affords a more consistent basis for comparing our results of operations from period to period. The information required by Item 10(e) of Regulation S-K under the Securities Act of 1933 and the Securities Exchange Act of 1934 and Regulation G under the Securities Exchange Act of 1934, including a reconciliation to their most directly comparable financial measures calculated in accordance with GAAP, is included in the tables at the end of this press release.

Knight Transportation, Inc. is a provider of multiple truckload transportation and logistics services using a nationwide network of business units and service centers in the U.S. to serve customers throughout North America.  In addition to operating one of the country’s largest tractor fleets, Knight also contracts with third-party equipment providers to provide a broad range of truckload services to its customers while creating quality driving jobs for our driving associates and successful business opportunities for independent contractors.

INCOME STATEMENT DATA:

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
	(Unaudited, in thousands, except per share amounts)
REVENUE:
Revenue, before fuel surcharge	$268,623	$218,908	$525,837	$424,504
Fuel surcharge	33,199	45,247	66,266	88,814
TOTAL REVENUE	301,822	264,155	592,103	513,318

OPERATING EXPENSES:
Salaries, wages and benefits	84,381	64,750	164,407	125,483
Fuel expense - gross	42,362	52,192	80,451	104,201
Operations and maintenance	21,547	17,156	41,675	34,176
Insurance and claims	7,995	7,462	16,928	14,885
Operating taxes and licenses	4,725	3,861	10,581	7,926
Communications	1,077	1,178	2,217	2,457
Depreciation and amortization	27,364	21,951	54,524	43,738
Purchased transportation	60,619	56,319	120,164	108,288
Miscellaneous operating expenses	10,133	387	13,234	2,015
Total operating expenses	260,203	225,256	504,181	443,169

Income from operations	41,619	38,899	87,922	70,149

Interest income	104	109	236	222
Interest expense	(211)	(87)	(493)	(204)
Other income	2,436	2,591	4,899	3,457
Income before income taxes	43,948	41,512	92,564	73,624
INCOME TAXES	15,759	15,496	34,434	28,276
Net income	28,189	26,016	58,130	45,348
Net income attributable to noncontrolling interest	(551)	(255)	(930)	(524)
NET INCOME ATTRIBUTABLE TO KNIGHT TRANSPORTATION	$27,638	$25,761	$57,200	$44,824

Basic Earnings Per Share	$0.34	$0.32	$0.70	$0.56
Diluted Earnings Per Share	$0.33	$0.31	$0.69	$0.55

Weighted Average Shares Outstanding - Basic	81,894	80,864	81,959	80,684
Weighted Average Shares Outstanding - Diluted	82,852	81,835	83,020	81,596

BALANCE SHEET DATA:
	06/30/15	12/31/14
ASSETS	(Unaudited, in thousands)
Cash and cash equivalents	$10,930	$17,066
Trade receivables, net of allowance for doubtful accounts	134,960	143,531
Notes receivable, net of allowance for doubtful accounts	804	1,020
Prepaid expenses	16,044	17,423
Assets held for sale	12,159	23,248
Other current assets	13,297	13,345
Income Tax Receivable	6,733	19,432
Current deferred tax assets	5,094	3,187
Total Current Assets	200,021	238,252

Property and equipment, net	771,754	752,046
Notes receivable, long-term	3,827	4,065
Goodwill	47,058	47,067
Intangible Assets, net	3,325	3,575
Other assets and restricted cash	27,749	37,280
Total Long-term Assets	853,713	844,033

Total Assets	$1,053,734	$1,082,285

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable	$28,074	$19,122
Accrued payroll and purchased transportation	24,581	34,127
Accrued liabilities	29,287	20,604
Claims accrual - current portion	19,325	18,532
Dividend payable - current portion	303	200
Total Current Liabilities	101,570	92,585

Claims accrual - long-term portion	12,066	11,505
Long-term dividend payable and other liabilities	2,168	2,513
Deferred tax liabilities	150,872	162,007
Long-term debt	85,000	134,400
Total Long-term Liabilities	250,106	310,425

Total Liabilities	351,676	403,010

Common stock	813	818
Additional paid-in capital	198,369	185,184
Accumulated other comprehensive income	6,178	12,231
Retained earnings	494,855	479,527
Total Knight Transportation Shareholders' Equity	700,215	677,760
Noncontrolling interest	1,843	1,515
Total Shareholders' Equity	702,058	679,275
Total Liabilities and Shareholders' Equity	$1,053,734	$1,082,285

	Three Months Ended June 30,			Six Months Ended June 30,
	2015	2014		2015	2014
	(Unaudited)			(Unaudited)
OPERATING STATISTICS			% Change			% Change
Average Revenue Per Tractor*	$44,087	$42,938	2.7%	$86,532	$83,546	3.6%

Non-paid Empty Mile Percent	11.6%	9.4%	23.4%	11.6%	9.5%	22.1%

Average Length of Haul	510	497	2.6%	505	499	1.2%

Adjusted Operating Ratio (1)	81.8%	82.2%		81.9%	83.5%

Average Tractors - Total	4,817	3,983		4,791	3,984

Average Trailers - Total	11,588	9,046		11,491	9,054

Net Capital Expenditures (in thousands)	$33,852	$55,632		$39,610	$61,358

Cash Flow From Operations (in thousands)	$49,439	$41,365		$107,711	$77,852

* Includes trucking segment revenue excluding fuel surcharge.

GAAP to Non-GAAP Reconciliation Schedules:
(1)
Non-GAAP reconciliation
Adjusted operating income, operating ratio, and adjusted operating ratio reconciliation (a)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
	(Unaudited, in thousands, except per share amounts)

Total revenue	301,822	264,155	592,103	513,318
Less: Trucking fuel surcharge	33,199	45,247	66,266	88,814
Revenue, excluding trucking fuel surcharge	268,623	218,908	525,837	424,504
Operating expense	260,203	225,256	504,181	443,169
Adjusted for:
Trucking fuel surcharge	(33,199)	(45,247)	(66,266)	(88,814)
Accrual for class action lawsuits (b)	(7,163)	-	(7,163)	-
Adjusted operating expenses	219,841	180,009	430,752	354,355
Adjusted operating income	48,782	38,899	95,085	70,149
Operating ratio	86.2%	85.3%	85.2%	86.3%
Adjusted operating ratio	81.8%	82.2%	81.9%	83.5%

(2)
Non-GAAP reconciliation
Adjusted net income attributable to Knight and adjusted earnings per diluted share reconciliation:

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
	(Unaudited, in thousands, except per share amounts)

Net Income attributable to Knight	$27,638	$25,761	$57,200	$44,824
Adjusted for:
Accrual for class action lawsuits (net of tax)(b)	$4,395	-	$4,395	-
Adjusted net income attributable to Knight:	$32,033	$25,761	$61,595	$44,824

Weighted Average Shares Outstanding - Diluted	82,852	81,835	83,020	81,596

Earnings per diluted share	$0.334	$0.315	$0.689	$0.549
Adjusted for:
Accrual for class action lawsuits (b)	$0.053	$-	$0.053	$-
Adjusted earnings per diluted share	$0.387	$0.315	$0.742	$0.549

(3)
Non-GAAP reconciliation
Operating ratio and adjusted operating ratio for trucking segment (a)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
	(Unaudited, in thousands, except per share amounts)
Trucking
Total revenue	245,567	216,268	480,839	421,662
Less: Trucking fuel surcharge	33,199	45,247	66,266	88,814
Revenue, excluding trucking fuel surcharge	212,368	171,021	414,573	332,848
Operating expense	207,623	180,412	400,748	356,685
Adjusted for:
Trucking fuel surcharge	(33,199)	(45,247)	(66,266)	(88,814)
Accrual for class action lawsuits (b)	(7,163)	-	(7,163)	-
Adjusted operating expenses	167,261	135,165	327,319	267,871
Adjusted operating income	45,107	35,856	87,254	64,977
Operating ratio	84.5%	83.4%	83.3%	84.6%
Adjusted operating ratio	78.8%	79.0%	79.0%	80.5%

(a) Operating ratio as reported in this press release is based upon total operating expenses, net of fuel surcharge, as a percentage of revenue before fuel surcharge.  We measure our revenue, before fuel surcharge, and our operating expenses, net of fuel surcharge, because we believe that eliminating this sometimes volatile source of revenue affords a more consistent basis for comparing our results of operations from period to period.

(b) During the second quarter of 2015 we accrued $7.2 million of expense ($4.4 million after-tax) related to two class action lawsuits involving employment related claims.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These statements generally may be identified by their use of terms or phrases such as "expects," "estimates," "anticipates," "projects," "believes," "plans," "intends," "may," "will," "should," "could," "potential," "continue," "future," and terms or phrases of similar substance.  Forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.  Accordingly, actual results may differ from those set forth in the forward-looking statements.  Readers should review and consider the factors that may affect future results and other disclosures by the Company in its press releases, stockholder reports, Annual Report on Form 10-K, and other filings with the Securities and Exchange Commission. We disclaim any obligation to update or revise any forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking information.

Contact: David A. Jackson, President and CEO, or Adam W. Miller, CFO at (602) 606-6315

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